Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

JBS Foods International Designated Activity Company

Borehamwood, United Kingdom

We hereby consent to the use in the prospectus constituting a part of this Registration Statement of our report dated August 5, 2016, relating to the consolidated financial statements of Seara Alimentos Ltda., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO RCS Auditores Independentes S.S.

BDO RCS Auditores Independentes S.S.

São Paulo, Brazil

August 5, 2016